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                                                                    EXHIBIT 23.1

HANSEN, BARNETT & MAXWELL
    A Professional Corporation
       CERTIFIED PUBLIC ACCOUNTANTS
                  AND                        Registered with the Public Company
           BUSINESS CONSULTANTS                Accounting Oversight Board
         5 Triad Center, Suite 750
       Salt Lake City, UT 84180-1128             an independent member of
           Phone: (801) 532-2200                       BAKER TILLY
            Fax: (801) 532-7944                       INTERNATIONAL
              www.hbmcpas.com


                   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Medical Discoveries, Inc. Registration Statement on Form SB-2, pertaining to 113,511,158 shares of common stock, of our report dated March 3, 2006, with respect to the consolidated financial statements of Medical Discoveries, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission. We also consent to the use of our name and the reference to us in the "Experts" section of the Registration Statement.


                                            HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
May 24, 2006